Exhibit 23

Consent of S.R. Snodgrass, A.C.

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Keystone Financial, Inc. of our report dated December 22, 2008, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2008.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
February 17, 2009